[***] AMENDMENT No 6 to the License and Collaboration Agreement of 19th May 2015 by and between BioNTech SE and GenmabA/S THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED Exhibit 4.62

[***] This Amendment No 6 is made and entered into as of June 01, 2021 ("Amendment No 6 Effective Date") by and between BioNTech SE, a German corporation having its principal office at An der Goldgrube 12, 55131 Mainz, Germany ("Biontech") and Genmab A/S, CVR no. 21023884, a Danish corporation having its principal office at Kalvebod Brygge 43, DK-1560 Copenhagen V, Denmark, on the other side ("Genmab"). (for the purposes of this Amendment No 6, Biontech and Genmab each a "Party" and together the "Parties"). PREAMBLE WHEREAS, Biontech and Genmab are parties to a certain License and Collaboration Agreement of 19th May 2015 as amended by: 1) the Amendment No 1 dated May 18, 2017, Amendment No 2 dated August 4, 2017, Amendment No. 3 dated May 18, 2018, Amendment No. 4 dated November 25, 2019, Amendment No 5 dated May 08, 2020, 2) the Side Letter dated January 8, 2016, a Side Letter No 2 dated May 13, 2016 (as amended by the Amendment No 1 to Side Letter No 2 dated May 19, 2017 as well as Amendment No 2 to Side Letter No 2 dated May 18, 2018 as well as Amendment No. 3 to the Side Letter No. 2 dated 18 August 2020), a Side Letter No 3 dated September 25, 2017, a Side Letter No 4 dated October 6, 2020, as well as 3) a Letter Agreement dated January 29, 2020, a Letter Agreement dated February 04, 2020 (as amended by Amendment of Letter Agreement dated June 29, 2020) and a Letter Agreement dated November 11, 2020 with an effective date of September 10, 2020 (jointly referred to as the "Agreement"); WHEREAS, Biontech and Genmab wish to adjust the FTE rate; NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend the Agreement as follows: 1. DEFINITIONS 1.1. Except as otherwise defined herein, the words and phrases in the Agreement shall have the same meaning in this Amendment No 6. 1.2. "Amendment No 6" shall mean this Amendment No 6 to the Agreement. 1.3. "Amendment No 6 Effective Date" shall have the meaning set forth in the first paragraph on the second page of this Amendment No 6.

[***] 1.4. References to "Sections" refer to sections of the Agreement and references to "clauses" refer to clauses of this Amendment No 6. 2. AGREED AMENDMENTS 2.1. The Parties agree to amend the Agreement as follows: 2.1.1. Section 7 .2 of the Agreement is deleted in its entirety and replaced by the below new Section 7.2 with retroactive effect from the Effective Date: "7.2 FTE Rate. The Parties agree that the mutual annual rate per FTE of either Party who performs research, Development, consultation or support work under any Research or Development Plan is as follows: a. Up until and including 18th May 2018: [***]. b. From and including 19th May 2018 up until and including 30 March 2019: [***]. c. From and including 1 April 2019 up until and including 30 March 2020: [***]. d. From and including 1 April 2020 up until and including 30 June 2020: [***]. e. From and including 1 July 2020 up until and including 31 December 2020: [***]. f From and including 1 January 2021 up until and including 31 December 2021: [***]. g. From and including 1 January 2022 and onwards: [***] [***] which shall be adjusted on an annual basis in accordance with the following sentence. [***].

[***] 3. MISCELLANEOUS 3.1. Save as set forth in this Amendment No 6, all other terms and conditions of the Agreement shall remain in full force and effect. 3.2. This Amendment No 6 shall form an integral part of the Agreement and shall be regarded as incorporated into the Agreement in every respect as from the relevant dates stated above. 3.3. The Agreement and this Amendment No 6 constitute the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. In the event of any conflict, ambiguity or inconsistency between the provisions of this Amendment No 6 and the Agreement, the provisions of this Amendment No 6 shall prevail. Except as specifically modified by this Amendment No 6, the remainder of the terms of the Agreement shall remain in full force and effect, unamended. 3.4. This Amendment No 6 and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of England and Wales without reference to its conflict of laws provisions. 3.5. This Amendment No 6 may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of the Amendment No 6. 3.6. The Parties agree that this Agreement can be signed using a DocuSign® electronic signature. Such electronic signature is the legally binding equivalent to a Party's handwritten signature and it has the same validity, enforceability and meaning as a handwritten signature and the Parties hereby waive any objection to the contrary. Signature

[***] IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Amendment No 6 as of the Amendment No 6 Effective Date. BioNTech SE: GenmabA/S Date: 01.06.2021 03.06.2021 Date: Signature: Print name: Managing Director Title: Sean Marett Print name: Managing Director Title: 09-Jun-2021 Anthony Mancini EVP & COO [***] Sierk Poetting Signature [***] [***]